SUBSCRIPTION ESCROW AGREEMENT

Subscription Escrow Agreement (the “Escrow Agreement”) dated as of the effective date (the “Effective Date”) set forth on Schedule 1 attached hereto (“Schedule 1”) by and among the corporation identified on Schedule 1 (the “Issuer”), the limited liability company identified on Schedule 1 (the “Depositor”) and CSC Trust Company of Delaware, as escrow agent hereunder (the “Escrow Agent”).

WHEREAS, the Issuer intends to offer and sell to investors in a private placement offering (the “Offering”) a maximum of 8,000,000 (the “Maximum Amount”) units of its securities (the “Units”), at a purchase price of $0.375 per Unit (the “Purchase Price”); each Unit consists of (i) one share of the Issuer’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) a warrant representing the right to purchase one-quarter (1/4) of one share of Common Stock, exercisable for a period of five years at an exercise price of $1.00 per whole share; and in the event the Offering is oversubscribed, the Issuer may, in its discretion, sell up to 2,666,667 additional Units (the “Over-Allotment”) at the same purchase price per Unit;

WHEREAS, the Offering is being made on a best efforts basis until the Maximum Amount is reached, to “accredited investors” in accordance with Rule 506 of Regulation D under the Securities Act, as amended (the “Securities Act”), and/or to “non-U.S. Persons” in accordance with Rule 903 of Regulation S under the Securities Act;

WHEREAS, Units will be offered through December 31, 2011 (the “Initial Offering Period”), which period may be extended at the discretion of the Issuer and the Depositor (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”);

WHEREAS, the initial closing of the Offering (the “Initial Closing”) is conditioned on the receipt of acceptable subscriptions by the Issuer and the satisfaction of other closing conditions (collectively, the “Initial Closing Conditions”);

WHEREAS, after the Initial Closing, the Issuer and the Depositor may mutually agree to continue the Offering until the Maximum Amount has been reached or the end of the Offering Period, whichever is earlier, and subsequent closings (each, a “Subsequent Closing”) may take place on an intermittent basis, as deemed practical by the Issuer and the Depositor, conditioned on the receipt of acceptable subscriptions (this requirement for the receipt of acceptable subscriptions, together with certain other conditions to closing, are collectively referred to as the “Subsequent Closing Conditions”);

WHEREAS, the subscribers in the Offering (the “Subscribers”), in connection with their intent to purchase Units in the Offering, shall execute and deliver Subscription Agreements and certain related documents memorializing the Subscribers’ agreements to purchase and the Issuer’s agreement to sell the number of Units set forth therein at the Purchase Price;

WHEREAS, the parties hereto desire to provide for the safekeeping of the Escrow Deposit (as defined below) until such time as the Escrow Deposit is released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent has agreed to accept, hold, and disburse the Escrow Deposit deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.           Appointment.  The Issuer and Depositor hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.           Escrow Fund.  On or before the Initial Closing, or on or before any Subsequent Closing with respect to Units sold after the Initial Closing, each Subscriber shall have delivered to the Escrow Agent the full Purchase Price for the number of Units subscribed for by such Subscriber by check sent to the Escrow Agent at its address set forth on Schedule 1 or by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth on Schedule 2 hereto, to the account of the Escrow Agent referenced on Schedule 2 hereto.  All funds received from the Subscribers in connection with the sale of Units in the Offering shall be deposited with the Escrow Agent (the “Escrow Deposit”).  The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Escrow Fund”) as directed in Section 3.

3.           Investment of Escrow Fund.  During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule 1 or such other investments as shall be directed in writing by the Issuer and the Depositor and as shall be acceptable to the Escrow Agent.  All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments may be executed through broker-dealers selected by the Escrow Agent. Periodic statements will be provided to the Issuer and the Depositor reflecting transactions executed on behalf of the Escrow Fund.  The Issuer and the Depositor, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.  The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.  The Escrow Agent may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Escrow Agent is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

4.           Disposition and Termination.  The Depositor and the Issuer agree to notify the Escrow Agent in writing of any subscription revocations and the Initial Closing date of the Offering.  Additionally, subsequent to an Initial Closing, Depositor and the Issuer agree to notify the Escrow Agent in writing of Subsequent Closing dates, if any, and of the termination of the Offering.  Upon receipt of such written notification(s), the following procedures will take place:

(i)
Release of Escrow Fund upon Initial Closing.  Prior to the Initial Closing, the Issuer and the Depositor shall deliver to the Escrow Agent joint written instructions executed by a duly authorized executive officer of each of the Issuer and the Depositor (“Instructions”), which Instructions shall provide the day designated as the Initial Closing date, and acknowledge and agree that as of the Initial Closing date the Initial Closing Conditions have been or will be fully satisfied and shall specify the time and payment instructions, including the address and tax identification number of each payee, of the Escrow Fund, including with respect to placement fees that may be disbursed to the Depositor or to any other placement agent or selected dealer with respect to the Offering.  The Escrow Agent shall, at the time and in accordance with the payment instructions specified in the Instructions, deliver the Escrow Fund (without interest).

(ii)
Release of Escrow Fund upon a Subsequent Closing.  Prior to a Subsequent Closing, the Issuer and the Depositor shall deliver to the Escrow Agent Instructions, which Instructions shall provide the day designated as the Subsequent Closing date, and acknowledge and agree that as of the Subsequent Closing date the Subsequent Closing Conditions have been or will be fully satisfied and shall specify the time and payment instructions, including the address and tax identification number of each payee, of the Escrow Fund, including with respect to placement fees that may be disbursed to the Depositor or to any other placement agent or selected dealer.  The Escrow Agent shall, at the time and in accordance with the payment instructions specified in the Instructions, deliver the then Escrow Fund (without interest).

(iii)
Return of Escrow Fund on Termination of Offering.  In the event that the Escrow Agent shall have received written notice executed by a duly authorized executive officer of each of the Issuer and the Depositor indicating that the Offering has been terminated prior to the Initial Closing and designating a termination date, the Escrow Agent shall return to each Subscriber, the Purchase Price (without interest and deduction) delivered by such Subscriber to the Escrow Agent.  The Issuer and the Depositor shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Subscriber whose Purchase Price the Escrow Agent is to deliver pursuant to this Section (but in no case shall the Escrow Agent deliver such Purchase Price more than thirty (30) days following receipt by the Escrow Agent of such delivery instructions).

(iv)
Return of Escrow Fund on Rejection of Subscription.  In the event the Issuer determines it is necessary or appropriate to reject the subscription of any Subscriber for whom the Escrow Agent has received an Escrow Deposit, the Issuer shall deliver written notice of such event to the Escrow Agent and the Depositor which notice shall include the reason for such rejection and the time and payment instructions, including the address and tax identification number of each payee, for the return to such Subscriber of the Purchase Price delivered by such Subscriber.  The Escrow Agent shall deliver such funds (without interest and deduction) pursuant to such written notice.

(v)
Return of Escrow Fund on Revocation of Subscription.  In the event that the Escrow Agent shall have received written notice executed by a duly authorized executive officer of each of the Issuer and the Depositor indicating that any subscription has been revoked prior to the Initial Closing, pursuant to the subscription agreement between the Issuer and the relevant Subscriber, the Escrow Agent shall return to such revoking Subscriber, the Purchase Price (without interest and deduction) delivered by such Subscriber to the Escrow Agent.  The Issuer and the Depositor shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Subscriber whose Purchase Price the Escrow Agent is to deliver pursuant to this Section (but in no case shall the Escrow Agent deliver such Purchase Price more than thirty (30) days following receipt by the Escrow Agent of such delivery instructions).

(vi)
Delivery Pursuant to Court Order.  Notwithstanding any provision contained herein, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrow Fund in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

Upon delivery of the Escrow Fund by the Escrow Agent (i) to the Issuer following the Initial Closing, if there are to be no Subsequent Closings, (ii) following a final Subsequent Closing, or (iii) to the Subscribers upon termination of the Offering prior to the Initial Closing, as the case may be, and in each case notice of termination of the Offering having been delivered by the Issuer and the Depositor to the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5.           Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer or Depositor.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.           Succession.  The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 business days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect.  The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act.

7.           Fees.  The Issuer and the Depositor agree jointly and severally to (i) pay the Escrow Agent upon the Initial Closing and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 4 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.  The Escrow Agent is authorized to deduct such fees from the Escrow Fund at the time of the Initial Closing without prior authorization from the Issuer or the Depositor.  In the event that the Offering is terminated prior to an Initial Closing, the Issuer and the Depositor agree to pay the Escrow Agent the Review Fee and the Acceptance Fee as described in Schedule 4 hereto.

8.           Indemnity.  The Issuer and the Depositor shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the reasonable fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Issuer or the Depositor, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

9.           TINs.  The Issuer and the Depositor each represent that its correct TIN assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1.  All interest or other income earned under the Escrow Agreement, if any, shall be allocated and/or paid as directed in a joint written direction of the Issuer and the Depositor and reported by the recipient to the Internal Revenue Service or any other taxing authority.  Notwithstanding such written directions, the Escrow Agent shall report and, if required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution.  In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 3.  In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Issuer and the Depositor.  In addition, the Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

10.         Notices.  All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i)	upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

(ii)	on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii)
four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

11.        Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Issuer or the Depositor to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.  The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12.        Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties, which consent shall not be unreasonably withheld.  This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware.  Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware.  The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.        Investor List.  The Issuer and the Depositor have agreed in the Placement Agency Agreement dated as of December 1, 2011 (the “PAA”), to have the Escrow Agent hold in safekeeping the sealed envelope containing the List as defined in the PAA.  The sealed envelope with the List will be delivered by the Depositor to the Escrow Agent within five (5) days of the final closing of the Offering along with a written notice identifying the date of the final closing.  Unless otherwise directed, the Escrow Agent will hold the sealed envelope in safekeeping for a period of twenty four (24) months from the date of the final closing and shall have no duty to examine the contents of such envelope.  The Escrow Agent will release and deliver the List upon receipt of a written notice signed by both the Issuer and the Depositor directing the Escrow Agent to forward the sealed envelope to the Issuer.  If such notice has not been received, the Escrow Agent shall automatically release and deliver the sealed envelope to the Depositor promptly following the expiration of the twenty four (24) month period.  All notices will be in writing and sent to the addresses provided in this Escrow Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Escrow Agreement as of the date set forth in Schedule 1.

CSC Trust Company of Delaware
as Escrow Agent

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

ISSUER

Rackwise, Inc.

By:	/s/ Guy A. Archbold
Name: Guy A. Archbold
Title: Chief Executive Officer

DEPOSITOR

Gottbetter Capital Markets, LLC

By:	/s/ Julio Marquez
Name: Julio Marquez
Title: President

AMENDMENT NO. 1 TO

SUBSCRIPTION ESCROW AGREEMENT

This Amendment No. 1 to Subscription Escrow Agreement (the “Amendment”) is made as of the 29th day of December 2011 by and among the Issuer, Depositor and Escrow Agent.  This Amendment amends the Subscription Escrow Agreement by and among the Issuer, Depositor and Escrow Agent, dated as of December 1, 2011 (the “Agreement”).  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

The third recital of the Agreement is hereby amended to read in its entirety as follows:

WHEREAS, Units will be offered through January 6, 2012 (the “Initial Offering Period”), which period may be extended at the discretion of the Issuer and the Depositor (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”).

This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

This Amendment is hereby made part of and incorporated into the Subscription Escrow Agreement, with all the terms and conditions of the Agreement remaining in full force and effect.  The Parties agree for and on behalf of their respective party this 29th day of December 2011.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

CSC Trust Company of Delaware as Escrow Agent

By:	/s/ Susie C. Hudson
Name: Susie C. Hudson
Title: VP

ISSUER

RACKWISE, INC.

By:	/s/ Guy A. Archbold
Guy A. Archbold
President

DEPOSITOR

Gottbetter Capital Markets, LLC

By:	/s/ Julio Marquez
Name: Julio Marquez
Title: President

AMENDMENT NO. 2 TO

SUBSCRIPTION ESCROW AGREEMENT

This Amendment No. 2 to Subscription Escrow Agreement (the “Second Amendment”) is made as of the 9th day of January 2012 by and among the Issuer, Depositor and Escrow Agent.  This Amendment No. 2 amends the Subscription Escrow Agreement by and among the Issuer, Depositor and Escrow Agent, dated as of December 1, 2011 (the “Agreement”) and Amendment No. 1 dated December 29, 2011.  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

The parties to the Agreement and Amendment No. 1 hereby amend the third recital of the Agreement to read in its entirety as follows:

WHEREAS, Units will be offered through January 13, 2012 (the “Initial Offering Period”), which period may be extended at the discretion of the Issuer and the Depositor (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”).

This Second Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Second Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Second Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

This Second Amendment is hereby made part of and incorporated into the Subscription Escrow Agreement and Amendment No. 1, with all the terms and conditions of the Agreement remaining in full force and effect.  The Parties agree for and on behalf of their respective party this 9th day of January 2012.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

CSC Trust Company of Delaware as Escrow Agent

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

ISSUER

RACKWISE, INC.

By:	/s/ Guy A. Archbold
Guy A. Archbold
President

DEPOSITOR

Gottbetter Capital Markets, LLC

By:	/s/ Julio Marquez
Name: Julio Marquez
Title: President